September 2, 2009

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Sionix Corporation

File No. 002-95626-D

We have read the statements that we understand Sionix Corporation will include under Item 4.01 of the Form 8-K report, dated July 23, 2009. We agree with such statements made regarding our firm.

Very truly yours,

*Kabani & Company, Inc.*